                                                                     EXHIBIT 1.2
                                                                  EXECUTION COPY


                                                                December 7, 2000




Credit Suisse First Boston Corporation
Chase Securities Inc.
Goldman, Sachs & Co.
Salomon Smith Barney, Inc.
Advest, Inc.
Fleet Securities, Inc.
   As Representatives of the several
   Underwriters named in Schedule I hereto
c/o Credit Suisse First Boston Corporation
277 Park Avenue
New York, New York 10172


Ladies and Gentlemen:


                  The MONY Group Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 3, 2000 (the "Underwriting Agreement"), of the Company to issue and sell to the Underwriters named in Schedule I hereto
(the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.
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                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.


                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.


                  If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                           Very truly yours,


                                           The MONY Group Inc.


                                           By: Richard Daddario

                                                  /s/ Richard Daddario
                                               --------------------------------
                                           Name:  Richard Daddario
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

Accepted as of the date hereof:

Credit Suisse First Boston Corporation
Chase Securities Inc.
Goldman, Sachs & Co.
Salomon Smith Barney, Inc.
Advest, Inc.
Fleet Securities, Inc.

Credit Suisse First Boston Corporation


By:  /s/ Thomas D. Stoddard
     ---------------------------------
Name:  Thomas D. Stoddard
Title: Managing Director

                                   SCHEDULE I



                                                                                              PRINCIPAL AMOUNT OF
                                                                                              DESIGNATED SECURITIES
UNDERWRITER                                                                                     TO BE PURCHASED
                                                                                              ---------------------
Credit Suisse First Boston Corporation..................................................         137,500,000
Chase Securities Inc. ..................................................................          34,375,000
Goldman, Sachs & Co. ...................................................................          34,375,000
Salomon Smith Barney, Inc. .............................................................          34,375,000
Advest, Inc. ...........................................................................          20,625,000
Fleet Securities, Inc. .................................................................          13,750,000



TOTAL...................................................................................         $275,000,000
                                                                                                 ============

                                   SCHEDULE II



TITLE OF DESIGNATED SECURITIES:                               7.45% Senior Notes due December 15, 2005

AGGREGATE PRINCIPAL AMOUNT:                                   $275,000,000

PRICE TO PUBLIC:                                              99.884% of the principal amount of the Designated
                                                              Securities, plus accrued interest, if any.

PURCHASE PRICE BY UNDERWRITERS:                               99.284% of the principal amount of the Designated
                                                              Securities, plus accrued interest, if any.

FORM OF DESIGNATED SECURITIES:                                Book-entry only form represented by one or more global
                                                              securities deposited with The Depository Trust Company
                                                              ("DTC") or its designated custodian, to be made
                                                              available for checking by the Representatives at least
                                                              twenty-four hours prior to the Time of Delivery at the
                                                              office of DTC.

SPECIFIED FUNDS FOR PAYMENT:                                  Federal (same day) funds
OF PURCHASE PRICE

TIME OF DELIVERY:                                             10:00 a.m. (New York City time), December 12, 2000

INDENTURE:                                                    Amended and Restated Indenture dated as of February 15,
                                                              2000, between the Company and The Chase Manhattan Bank,
                                                              as Trustee (the "Amended and Restated Indenture"), as
                                                              supplemented by the First Supplemental Indenture dated
                                                              March 8, 2000 (the "First Supplemental Indenture") and
                                                              the Second Supplemental Indenture dated December
                                                              12, 2000 (the "Second Supplemental Indenture" and
                                                              together with the First Supplemental Indenture and
                                                              Amended and Restated Indenture, the "Indenture") between
                                                              the Company and the Trustee.

MATURITY:                                                     December 15, 2005

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
INTEREST RATE:                                                 7.45%

INTEREST PAYMENT DATES:                                       June 15 and December 15, commencing June 15, 2001

REDEMPTION PROVISIONS:                                        The Designated Securities may be redeemed in whole or in
                                                              part at the option of the Company, as described in the
                                                              Second Supplemental Indenture.

SINKING FUND PROVISIONS:                                      No sinking fund provisions.

DEFEASANCE PROVISIONS:                                        The defeasance and covenant defeasance provisions of the
                                                              Indenture will apply to the Designated Securities.

CLOSING LOCATION FOR DELIVERY:                                LeBoeuf, Lamb, Greene & MacRae, L.L.P.
OF DESIGNATED SECURITIES                                      125 West 55th Street
                                                              New York, New York  10019

NAME AND ADDRESS:                                             Designated Representative:
OF DESIGNATED REPRESENTATIVE
                                                              Credit Suisse First Boston Corporation

                                                              Address for Notices, etc:

                                                              c/o Credit Suisse First Boston Corporation
                                                              277 Park Avenue
                                                              New York, New York 10172
                                                              Attention:     Joseph D. Fashano
                                                                             Transaction Advisory Group


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